                                                                                                                Exhibit 99.1

macy's inc.

Contacts:

Media - Jim Sluzewski

               513/579-7764

Investor – Matt Stautberg

   513/579-7780

FOR IMMEDIATE RELEASE

MACY’S, INC. REPORTS THIRD QUARTER EARNINGS OF

47 CENTS PER SHARE, AN INCREASE OF 31% OVER LAST YEAR,

ON COMPARABLE SALES GROWTH OF 3.5%

CINCINNATI, Ohio, November 13, 2013 - Macy’s, Inc. today reported that its third quarter earnings per share rose by 31 percent to 47 cents in the third quarter of 2013, ended Nov. 2, 2013. This compares with 36 cents per share in last year’s third quarter.

“We were able to achieve a very successful third quarter of 2013, despite the tepid economic climate. This was our 15th consecutive quarter of improved earnings per share.  Comparable sales rose by 3.5 percent in the quarter and, together with sales from departments licensed to third parties, were up 4.6 percent. Our improved sales performance resulted from continued success in the execution of our key strategies – My Macy’s localization, Omnichannel integration and Magic Selling customer engagement. In addition, business in the third quarter benefitted from intensified marketing strategies to emphasize the outstanding value in our merchandise deliveries,” said Terry J. Lundgren, chairman, president and chief executive officer of Macy’s, Inc. “Both Macy’s and Bloomingdale’s performed well in the quarter, and we saw improvement in the sales trend in every region of the country compared with the spring season.

“Our business improved during the quarter, with particular strength in October, so we are entering the fourth quarter with confidence. We have curated an outstanding offering of the best gifts, fashion, value and service for our customers throughout the holiday season. Additionally, we have completed the second year of our multi-year remodel project at Macy’s Herald Square flagship store in New York City, with the entire first and second floors now fully re-created into the world’s most exciting presentation for important categories such as cosmetics, fragrances, women’s shoes, fine jewelry, watches and men’s apparel,” Lundgren said. “Our success in the fourth quarter will be driven by a wide selection of exclusive products from the most-wanted brands and designers. We will bring them to our customers, whether they shop in our stores, online, via mobile - or all three. The values we offer will be appealing. We will be better able to satisfy customers’ needs with an energized organization supported by the hiring of 83,000 seasonal associates. Our in-store and online executions will complement each other, and our marketing will clearly communicate the Magic of Macy’s and the exceptional holiday fashion at Bloomingdale’s.”

For the first three quarters of 2013, Macy’s, Inc.’s diluted earnings per share were $1.74, an increase of 20 percent compared with earnings of $1.45 per diluted share in the first three quarters of 2012.

Sales

Sales in the third quarter of 2013 totaled $6.276 billion, up 3.3 percent from total sales of $6.075 billion in the third quarter of 2012. On a comparable sales basis, Macy’s, Inc.’s third quarter sales were up 3.5 percent in 2013 over 2012. Together with sales from departments licensed to third parties, third quarter 2013 sales on a comparable basis were up 4.6 percent.

For the year to date, Macy’s, Inc. sales totaled $18.729 billion, up 2.1 percent from total sales of $18.336 billion in the first 39 weeks of 2012. On a comparable sales basis, Macy’s, Inc.’s year-to-date sales were up 2.2 percent in 2013 over 2012. Together with sales from departments licensed to third parties, year-to-date 2013 sales on a comparable basis were up 3.1 percent.

The company’s comparable sales include net sales from stores open at least one full fiscal year, as well as online sales at macys.com and bloomingdales.com. The company licenses third parties to operate certain departments in its stores and receives commissions from these third parties based on a percentage of their net sales. Neither the licensed department sales nor the commissions received are included in the calculation of comparable sales.

Please see the last page of this news release for important information regarding the calculation of the company’s comparable sales together with comparable sales from departments licensed to third parties. The company believes that the combination of the two provides a useful measure for assessing changes in total customer demand at Macy’s and Bloomingdale’s.

In the third quarter, the company opened a new Macy’s replacement store in Bay Shore, NY, and consolidated the Macy’s men’s and furniture store in downtown Sacramento, CA, into a nearby full-line store. Early in the fourth quarter, the company opened a new Bloomingdale’s store in Glendale, CA.

Operating Income

Macy’s, Inc.’s operating income totaled $360 million or 5.7 percent of sales for the quarter ended Nov. 2, 2013, compared with operating income of $325 million or 5.4 percent of sales for the same period last year. For the first three quarters of 2013, Macy’s, Inc.’s operating income totaled $1.329 billion or 7.1 percent of sales, compared with operating income of $1.270 billion or 6.9  percent of sales for the same period last year.

Cash Flow

Net cash provided by operating activities was $819 million in the first three quarters of 2013, compared with $889 million in the first three quarters of 2012. Net cash used by investing activities in the first three quarters of 2013 was $541 million, compared with $615 million a year ago. Net cash used by financing activities in the first three quarters of 2013 was $943 million, compared with net cash used by financing activities in the first three quarters of 2012 of $1.837 billion.

The company repurchased approximately 10.1 million shares of its common stock for a total of approximately $447 million in the third quarter of 2013. In the fiscal year to date, the company repurchased approximately 27.6 million shares of its common stock for approximately $1.25 billion. At Nov. 2, 2013, the company had remaining authorization to repurchase up to approximately $1.75 billion of its common stock.

Looking Ahead

The company reiterated its guidance provided in August 2013. Comparable sales are expected to increase in the range of 2.5 percent to 4 percent in the second half of 2013, and in the range of 2 percent to 2.9 percent for the full-year-2013. Earnings for fiscal 2013 are expected in the range of $3.80 to $3.90 per diluted share.

Investor Conference

Macy’s, Inc. management will present at the Morgan Stanley Global Consumer Conference at 10:55 a.m. on Wednesday, Nov. 20, 2013, in New York City. Media and investors may access the live webcast of the presentation at www.macysinc.com/ir at that time. The webcast will be available for replay.

Macy’s, Inc., with corporate offices in Cincinnati and New York, is one of the nation’s premier retailers, with fiscal 2012 sales of $27.7 billion. The company operates about 840 department stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy’s and Bloomingdale’s, as well as the macys.com and bloomingdales.com websites. The company also operates 13 Bloomingdale’s Outlet stores. Bloomingdale’s in Dubai is operated by Al Tayer Group LLC under a license agreement.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates and non-recurring charges, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet, mail-order catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.

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(NOTE: Additional information on Macy’s, Inc., including past news releases, is available at www.macysinc.com/pressroom. A webcast of Macy's, Inc.’s call with analysts and investors will be held today (Nov. 13) at 10:30 a.m. (ET). Macy’s, Inc.’s webcast is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call in on 1-888-211-7360, passcode 4038826. A replay of the conference call can be accessed on the website or by calling 1-888-203-1112 (same passcode) about two hours after the conclusion of the call.)

MACY’S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended

   November 2, 2013

   October 27, 2012

$	% to

Net sales

$	% to

Net sales

Net sales................................................................	$ 6,276		$ 6,075

Cost of sales (Note 2)................................................	3,817	60.8%	3,672	60.4%

Gross margin..........................................................	2,459	39.2%	2,403	39.6%

Selling, general and administrative expenses..............	(2,099)	(33.5%)	(2,078)	(34.2%)

Operating income....................................................	360	5.7%	325	5.4%

Interest expense - net..............................................	(96)		(103)

Income before income taxes....................................	264		222

Federal, state and local income tax expense (Note 3)...	(87)		(77)

Net income.............................................................	$ 177		$ 145

Basic earnings per share..........................................	$ .47		$ .36

Diluted earnings per share.......................................	$ .47		$ .36

Average common shares:
Basic................................................................	374.8		401.3
Diluted..............................................................	380.2		407.9

End of period common shares outstanding.................	368.1		395.5

Depreciation and amortization expense.....................	$ 257		$ 269

MACY’S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Because of the seasonal nature of the retail business, the results of operations for the 13 weeks ended November 2, 2013 and October 27, 2012 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 13 weeks ended November 2, 2013 or October 27, 2012.

(3)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY’S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	39 Weeks Ended		39 Weeks Ended

   November 2, 2013

   October 27, 2012

$	% to

Net sales

$	% to

Net sales

Net sales.................................................................	$ 18,729		$ 18,336

Cost of sales (Note 2)................................................	11,261	60.1%	10,984	59.9%

Gross margin...........................................................	7,468	39.9%	7,352	40.1%

Selling, general and administrative expenses..............	(6,139)	(32.8%)	(6,082)	(33.2%)

Operating income....................................................	1,329	7.1%	1,270	6.9%

Interest expense – net.............................................	(289)		(320)

Income before income taxes....................................	1,040		950

Federal, state and local income tax expense (Note 3)...	(365)		(345)

Net income.............................................................	$ 675		$ 605

Basic earnings per share..........................................	$ 1.77		$ 1.48

Diluted earnings per share........................................	$ 1.74		$ 1.45

Average common shares:
Basic................................................................	381.8		409.9
Diluted..............................................................	388.0		416.5

End of period common shares outstanding.................	368.1		395.5

Depreciation and amortization expense.....................	$ 761		$ 782

MACY’S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Because of the seasonal nature of the retail business, the results of operations for the 39 weeks ended November 2, 2013 and October 27, 2012 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 39 weeks ended November 2, 2013 or October 27, 2012.

(3)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY’S, INC.

Consolidated Balance Sheets (Unaudited)

(millions)

	November 2,	February 2,	October 27,
	2013	2013	2012
ASSETS:
Current Assets:
Cash and cash equivalents..................................	$ 1,171	$ 1,836	$ 1,264
Receivables.......................................................	276	371	281
Merchandise inventories.....................................	7,716	5,308	7,208
Prepaid expenses and other current assets...........	397	361	410
Total Current Assets.......................................	9,560	7,876	9,163

Property and Equipment - net................................	7,950	8,196	8,212
Goodwill...............................................................	3,743	3,743	3,743
Other Intangible Assets net..................................	535	561	570
Other Assets........................................................	658	615	582

Total Assets..................................................	$22,446	$20,991	$22,270

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Short-term debt.................................................	$ 465	$ 124	$ 123
Merchandise accounts payable...........................	3,897	1,579	3,627
Accounts payable and accrued liabilities..............	2,323	2,610	2,419
Income taxes.....................................................	78	355	89
Deferred income taxes.......................................	423	407	426
Total Current Liabilities...................................	7,186	5,075	6,684

Long-Term Debt...................................................	6,732	6,806	6,817
Deferred Income Taxes........................................	1,225	1,238	1,182
Other Liabilities.....................................................	1,861	1,821	2,024
Shareholders' Equity..............................................	5,442	6,051	5,563

Total Liabilities and Shareholders' Equity..........	$22,446	$20,991	$22,270

MACY’S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

39 Weeks Ended

November 2, 2013

39 Weeks Ended

October 27, 2012

Cash flows from operating activities:
Net income...................................................................	$ 675	$ 605
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization..................................	761	782
Stock-based compensation expense.........................	48	47
Amortization of financing costs and premium on acquired debt.......................................................	(7)	(10)
Changes in assets and liabilities:
Decrease in receivables.....................................	102	91
Increase in merchandise inventories....................	(2,408)	(2,091)
(Increase) decrease in prepaid expenses and other current assets......................................	(25)	58
Decrease in other assets not separately identified....	1	23
Increase in merchandise accounts payable...........	2,155	1,941
Decrease in accounts payable and accrued liabilities not separately identified....................	(320)	(323)
Decrease in current income taxes.......................	(277)	(282)
Increase (decrease) in deferred income taxes......	(43)	14
Increase in other liabilities not separately identified....................................	157	34
Net cash provided by operating activities...........	819	889

Cash flows from investing activities:
Purchase of property and equipment.............................	(381)	(464)
Capitalized software....................................................	(180)	(169)
Disposition of property and equipment..........................	30	36
Other, net..................................................................	(10)	(18)
Net cash used by investing activities.................	(541)	(615)

Cash flows from financing activities:
Debt issued..................................................................	400	-
Financing costs.............................................................	(10)	-
Debt repaid..................................................................	(121)	(803)
Dividends paid..............................................................	(267)	(246)
Increase in outstanding checks......................................	73	38
Acquisition of treasury stock.........................................	(1,228)	(1,018)
Issuance of common stock............................................	210	192
Net cash used by financing activities..................	(943)	(1,837)

Net decrease in cash and cash equivalents........................	(665)	(1,563)
Cash and cash equivalents at beginning of period...............	1,836	2,827

Cash and cash equivalents at end of period........................	$ 1,171	$ 1,264

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the Company's financial information with additional useful information. See the tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures. These non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in these non-GAAP financial measures may be significant items that could impact the Company's financial position, results of operations and cash flows and should therefore be considered in assessing the Company's actual financial condition and performance. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Macy's, Inc. believes that providing comparable sales growth including the impact of growth in comparable sales of departments licensed to third parties supplementally to its results of operations calculated in accordance with generally accepted accounting principles provides useful information to investors. In particular, Macy's, Inc. believes that this supplemental information assists in evaluating the Company's ability to generate sales growth, whether through owned businesses or departments licensed to third parties, on a comparable basis, and in evaluating the impact of changes in the manner in which certain departments are operated (e.g. the conversion in 2013 of most of the Company's previously owned athletic footwear business to licensed Finish Line shops).

13 Weeks Ended

November 2, 2013

39 Weeks Ended

November 2, 2013

Increase in comparable sales (Note 1).............................	3.5%	2.2%

Impact of growth in comparable sales of departments licensed to third parties (Note 2)................................	1.1%	0.9%

Comparable sales growth including the impact of growth in comparable sales of departments licensed to third parties...............................................................	4.6%	3.1%

Notes:

(1)  Represents the period-to-period change in net sales from stores in operation throughout 2013 and 2012 and all net Internet sales, excluding commissions from departments licensed to third parties.

(2)  Represents the impact on comparable sales of including the sales of departments licensed to third parties occurring in stores in operation throughout 2013 and 2012 and via the Internet in the calculation. The Company licenses third parties to operate certain departments in its stores and online and receives commissions from these third parties based on a percentage of their net sales. In its financial statements prepared in conformity with GAAP, the Company includes these commissions (rather than sales of the departments licensed to third parties) in its net sales. The Company does not, however, include any amounts in respect of licensed department sales in its comparable sales in accordance with GAAP.